UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 10, 2010

DREAMS, INC.

(Exact name of registrant as specified in its charter)

Utah	001-33405	87-0368170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 South University Drive, Plantation, Florida	33324
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 377-0002

Registrant’s facsimile number, including area code: (954) 475-8785

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders

On December 10, 2010, Dreams, Inc. (the “Company”) held its 2010 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholder re-elected each of the Company’s directors for the following year as follows:

Name	Shares For	Shares Against	Abstain		Broker Non-Votes
			Proxy	In Person
Sam D. Battistone	23,311,153	4,719,300	0	0	12,752,386
Ross Tannenbaum	28,048,727	17,726	0	0	12,716,386
Dale Larsson	28,046,324	20,129	0	0	12,716,386
David Malina	28,037,157	29,296	0	0	12,716,386
Steven Rubin	23,161,320	4,905,133	0	0	12,716,386

In addition, at the Annual Meeting the Company’s shareholders ratified the Company’s appointment of Kramer Weisman & Associates, as the Company’s independent certified accountants for the year ending December 31, 2010, as follows:

Total Shares Present	Shares For	Shares Against	Abstain		Broker Non-Votes
			Proxy	In Person
40,782,839	40,261,606	521,233	0	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 14, 2010	DREAMS, INC.

	By:	/s/ Ross Tannenbaum
Ross Tannenbaum
Chief Executive Officer

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